UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

February 27, 2025

BLACKLINE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37924	46-3354276
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

21300 Victory Boulevard, 12th Floor

Woodland Hills, California 91367

(Address of principal executive offices, including zip code)

(818) 223-9008

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01, par value	BL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2025, William “Bill” Wagner, member of the board of directors (the “Board”) of BlackLine, Inc. (the “Company”) informed the Company that he intended to resign from the Board, effective as of the expected date of the Company’s annual stockholder meeting. There are no disagreements between Mr. Wagner and the Company. A copy of Mr. Wagner’s resignation letter is attached as Exhibit 99.1.

Item 8.01	Other Events

On March 4, 2025, the Company announced that it is planning to reduce its global workforce by approximately 7%, or approximately 130 total positions (the “Planned Reductions”). In addition, the Company announced that it will implement a voluntary departure program to offer employees an opportunity to voluntarily resign and receive a severance package. The voluntary departures are not included in the metrics above for the Planned Reductions. All of the actions are part of ongoing organizational alignment and performance management initiatives as the Company continues to focus on key strategic priorities. The actions are expected to be substantially completed in the first and second quarters of fiscal year 2025, subject to local law and regulatory requirements, which may extend the process in certain countries.

In connection with the Planned Reductions, the Company currently estimates that it will incur expenses of approximately $5 million, primarily for severance and other termination benefits. The majority of these expenses are expected to result in cash expenditures. The Company expects to recognize these anticipated expenses primarily during the first and second quarters of fiscal year 2025. The expenses related to the voluntary reductions will depend on the employees that accept the Company’s offer. The Company will continue to hire for roles critical to its strategic initiatives and intends to exclude the charges associated with the planned actions from its non-GAAP financial measures. The Company does not expect the results of these actions to materially impact its previously provided guidance.

This Current Report on Form 8-K (“Current Report”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “would,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. Forward-looking statements in this Current Report include, but are not limited to, statements regarding expectations related to the Company’s workforce reductions, including the anticipated costs and the expected impact. Any forward-looking statements contained in this Current Report are based upon the Company’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events and are subject to risks and uncertainties. If any of these risks or uncertainties materialize or if any assumptions prove incorrect, actual performance or results may differ materially from those expressed in or suggested by the forward-looking statements. The forward-looking statements contained in this Current Report are subject to risks related to the macroeconomic environment and that there are unintended consequences from these actions as well as other risks and uncertainties that could cause actual results to differ from the results predicted, including those more fully described in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2024. The Company disclaims any obligation to update any forward-looking statements, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Resignation Letter of Bill Wagner.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKLINE, INC.

Date: March 4, 2025	By:	/s/ Patrick Villanova
Patrick Villanova
Chief Financial Officer

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